FOURTH AMENDMENT (this "Amendment") dated as
                           of December  22,  1998 to the  Amended  and  Restated
                           Credit Agreement dated as of January 31, 1997 (as amended, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby), among American Standard Companies Inc. ("Holding"); American Standard Inc. ("ASI"); the Subsidiaries of ASI listed in Schedule I thereto (the "Subsidiary Borrowers" and, together with ASI, the "Borrowers"); the financial institutions party thereto (the "Lenders"); The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"); Citibank,
                           N.A., as Documentation Agent (the "Documentation Agent"); and The Bank of Nova Scotia and Nationsbank, N.A., as Co-Syndication Agents (the "Co-Syndication Agents" and, together with the Documentation Agent and the Administrative Agent, the "Agents").


                  ASI, Holding and the Subsidiary Borrowers have requested that the Credit Agreement be amended to (a) to permit ASI to issue and sell up to $500,000,000 aggregate principal amount of its senior unsecured and/or subordinated unsecured debt securities to be unconditionally guaranteed by Holding, (b) permit proceeds of Loans to be used to make optional sinking fund payments in an aggregate principal amount not to exceed $15,000,000 in any fiscal year in respect of the 9-1/4% Sinking Fund Debentures, (c) modify certain financial covenants and (d) provide for the introduction of the euro by participating member states of the European Union. ASI, Holding and the Subsidiary Borrowers have further requested that the Credit Agreement be amended to permit the Reorganization (as defined in Article I below). The Lenders and the Agents have agreed to such amendments upon the terms and subject to the conditions set forth herein.
Accordingly, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

               For purposes of this Fourth Amendment, the following terms shall have the meanings set forth below:

                  "Reorganization" shall mean a series of transactions, all of which shall be completed no later than January 15, 2000, pursuant to which (a) ASI will effect the following transfers in the following order: (i) first, to ASINC, all of its trademarks, tradenames, service marks and other similar intellectual property and related rights, (ii) following the completion of the transactions described in clause (i), to ASB, territorial licenses to use all of the foregoing in the United States, (iii) following the completion of the transactions described in clause (ii), the capital stock of The Trane Company, Trane Export Inc., WABCO Company, Standard Sanitary Manufacturing Company, WABCO Standard Trane Holdings, Inc. and the foreign subsidiaries listed on Schedule I hereto to ASII and (iv) following the completion of the transactions described in clause (iii), the capital stock of ASII to Holding, all with the result that the corporate structure of Holding and its subsidiaries will be as set forth in Schedule II hereto and (b) all Liens on any capital stock existing under the Security Documents and all Guarantees under the Guarantee Documents will remain in full force and effect notwithstanding the transfer of the capital stock of any Guarantor, grantor or pledged entity."

                  "Restricted Group" shall mean each of ASII and Trane Export Inc., The Trane Company, WABCO Company, Standard Sanitary Manufacturing Company, WABCO Standard Trane Holdings, Inc., American Standard Incorporated and American Standard Trane Brands, Inc.

                   "Spin-Off" shall mean the consummation of the transaction described in clause (a) (iv) of the definition of Reorganization.

ARTICLE II. MISCELLANEOUS AMENDMENTS

                  SECTION 2.01. Amendment of Article I. The following new definition is hereby inserted in its proper alphabetical position in Article I of the Credit Agreement:

                  "1998 Debt Securities" shall mean senior unsecured and/or subordinated unsecured debt securities of ASI in an aggregate principal amount not greater than $500,000,000, not maturing or subject to any sinking fund or any mandatory redemption, prepayment, repurchase or defeasance requirement prior to February 1, 2002, and unconditionally guaranteed by Holding but not by any Subsidiary of ASI.

                  SECTION 2.02. Amendment of Section 3.04(a). Section 3.04(a) of the Credit Agreement is hereby amended by the insertion of the following sentence at the end of such Section:

                  "Notwithstanding the foregoing, ASI may use the proceeds of borrowings hereunder in an aggregate amount not to exceed $15,000,000 in any fiscal year to make optional sinking fund payments with respect to its 9-1/4% Sinking Fund Debentures."

                  SECTION 2.03. Amendment of Article III. Article III of the Credit Agreement is hereby amended by adding a new Section 3.21 that reads in its entirety as follows:

                  "SECTION 3.21. Year 2000. ASI and its Subsidiaries have undertaken a good faith effort, and made such inquiries as in their judgment are prudent, to identify and provide for the correction of and all reprogramming required to permit the proper functioning, in and following the year 2000, of (i) each Credit Party's computer systems and equipment containing embedded microchips (including systems and equipment supplied by others or with which such Credit Party's systems interface) with the intent, as of December 22, 1998, of providing that the testing of all such systems and equipment, as so corrected or reprogrammed, will be completed by September 30, 1999. Neither ASI nor any other Credit Party has reason to believe that the cost to any Credit Party of such correction or reprogramming and testing and of the reasonably foreseeable consequences of year 2000 computer readiness to such Credit Party (including, without limitation, correction and reprogramming errors and the failure of others' (excluding the Lenders) systems or equipment) will result in a Default or a Materially Adverse Effect. To the best knowledge of ASI and each other Credit Party, except for such of the correction and reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of each Credit Party and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit such Credit Party to conduct its business without a Materially Adverse Effect."

                  SECTION 2.04. Amendment to Section 6.04(d). Section 6.04(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(d) (i) the 1998 Debt Securities and the guarantee thereof by Holding; (ii) the New Debt Securities and the guarantee thereof by Holding; provided that any Net Cash Proceeds thereof in excess of $150,000,000 are used on or prior to December 31, 1998, and such remaining $150,000,000 of Net Cash Proceeds are used on or prior to June 1, 1999, in either case to purchase pursuant to a tender offer or to redeem the 10-1/2% Senior Subordinated Discount Debentures, the 10-7/8% Senior Notes or ASI's 9-7/8% Senior Subordinated Notes due 2001 and, pending any such redemption, to temporarily prepay Revolving Credit Loans outstanding under the Credit Agreement and (iii) other
         Indebtedness of ASI the Net Cash Proceeds of which are used (x) to finance the acquisition, redemption or prepayment of Indebtedness or
         (y) to refinance any Indebtedness issued to finance the acquisition or prepayment of the 10-7/8% Senior Notes; so long as (A) if the Indebtedness so acquired, redeemed or prepaid is outstanding under any revolving credit or similar commitment other than the Credit Agreement, such commitment is permanently reduced by an amount equal to the amount of such acquisition, redemption or prepayment, and (B) any such new Indebtedness referred to in this clause (iii) is subordinated to the Obligations to at least the same extent, if any, and is otherwise on terms (including maturity, interest rate, amortization and prepayment and redemption requirements, and, in the good faith judgment of ASI, covenants and events of default) at least as favorable to ASI and the Lenders as the Indebtedness being acquired, redeemed or prepaid and, in the case of Indebtedness permitted under clause (iii)(y), such Indebtedness is issued no later than June 30, 1998;".

                  SECTION 2.05. Amendment of Section 6.10. Section 6.10 of the Credit Agreement is hereby amended by amending the table to read in its entirety as follows:

                           "Measuring Date                             Ratio
                           Last day of March in the year 1997          4.25:1

                           Last day of December in the year 1997       3.50:1

                           Last day of June in the year 1998           3.25:1

                           Last day of December in the year 1998       3.50:1

                           Last day of March in the year 1999          3.75:1

                           Last day of September in the year 1999      3.5:1

                           Last day of December in the year 1999       3.25:1

                           Last day of December in the year 2000       3.00:1

                           Last day of December in the year 2001       2.75:1
                           and last day of each fiscal quarter thereafter"

                  SECTION 2.06. Amendment of Section 6.11. Section 6.11 of the Credit Agreement is hereby amended by amending the table to read in its entirety as follows:

                           "Measuring Date                             Ratio
                           Last day of March in the year 1997          1.75:1

                           Last day of December in the year 1997       2.00:1

                           Last day of June in the year 1998           2.25:1

                           Last day of December in the year 1998       2.25:1

                           Last day of March in the year 1999          2.10:1

                           Last day of September in the year 1999      2.20:1

                           Last day of December in the year 1999       2.50:1

                           Last day of December in the year 2000       2.75:1

                           Last day of June in the year 2001           3.25:1
                           and last day of each fiscal quarter thereafter"

                  SECTION 2.07. Amendment of Article X. Article X of the Credit Agreement is hereby amended by adding a new Section 10.21 that reads in its entirety as follows:

                    "SECTION 10.21.  European  Economic and Monetary Union.  (a)
               Definitions. In this Section 10.21 and in each other provision of this Agreement to which reference is made in this Section 10.21 expressly or impliedly, the following terms have the meanings given to them in this Section 10.21:

                  "commencement of the third stage of EMU" means the date of commencement of the third stage of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

                    "EMU" means economic and monetary union as  contemplated  in the Treaty on European Union.

                  "EMU legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

                    "euro"  means the single  currency of  participating  member states of the European Union;

                    "euro unit" means the currency unit of the euro;

                    "national  currency unit" means the unit of currency  (other than a euro unit) of a participating member state;

                    "participating  member  state" means each state so described in any EMU legislation;

                  "Target Operating Day" means any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year's Day or (iii) any other day on which the Trans European Automated Real-Time Gross Settlement Express Transfer System ("Target") (or any successor settlement system) is not operating (as determined by the Administrative Agent; and

                  "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  (b) Effectiveness of Provisions.  The provisions of paragraphs
(c) to (j) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                  (c) Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

                  (d) Loans. Any Loan in the currency of a participating member state shall be made in the euro unit.

                  (e) Business Days. (i) With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in

                  (A) London, New York City and, in the case of any Loan or Borrowing, any other financial center in which funding or payment of such Loan or Borrowing is to occur in accordance with the terms of this Agreement, and

                  (B) Frankfurt am Main, Germany (or such principal financial center or centers in such participating member state or states as the Administrative Agent may from time to time nominate for this purpose).

                  (ii) For purposes of determining any date on which the LIBO Rate is determined under this Agreement for any Loan denominated in the euro (or any national currency unit) for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to "Business Days" shall be deemed to be references to "Target Operating Days".

                  (f) Payments to the  Administrative  Agent.  Sections 2.02 and
2.17 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose.

                  (g) Payments by the Administrative Agent to the Lenders. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the euro unit.

                  (h) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which any Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

                  (i) Basis of Accrual. If the basis of accrual of interest or Fees expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the London Interbank Market or, as the case may be, the Paris Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                  (j) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of any Borrower to the Lenders and the Lenders to any Borrower under or pursuant to this Agreement:

                  (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

                  (ii) except as expressly provided in this Section 10.21, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

                  (k) Increased Costs. Each Borrower shall from time to time, at the request of the Administrative Agent, pay to the Administrative Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the euro in any participating member state.

                  (l) Section 2.02(c). The phrase "the financial center of the country of the currency of such Loan" in Section 2.02(c) of the Agreement will be deemed, with respect to any Loan denominated in the euro, to read "the financial center of any county that has adopted the currency of such Loan."


ARTICLE III.      CONSENT AND AMENDMENTS RELATING TO REORGANIZATION

                  The undersigned Lenders hereby consent to, and agree that nothing in Section 6.02 shall prohibit, the completion of the Reorganization, and ASI agrees that the Reorganization, if commenced, will be completed in accordance with the definition thereof not later than January 15, 2000. At such time the Spin-Off has been completed, the Credit Agreement shall be amended without further action on the part of the parties thereto as set forth in the succeeding paragraphs of this Article III:

                   (a) Each reference to "ASI" (other than any such reference referred to in Section 1.03 of the Credit Agreement added pursuant to paragraph (e) below) will be changed to a reference to "each of ASI and ASII" in the definitions of:

                  Cash Available for Principal Payments; Change in Control; Domestic Obligations; Guarantor; Materially Adverse Effect; Net Joint Venture Investments; and Working Capital and in Sections 2.11(d) (third and sixth references); 3.04(b); 3.08(b); 3.08(d) ; 3.09 (first and third references); 3.20 (second reference); 3.21; 4.01; Article V, paragraph A (second reference only); 5.11(a)(ii); 6.05(c) (first reference), 6.07(a); 6.08(d); 6.09(b); Article VI, paragraph B and 10.01
                  (and any reference in any of the foregoing sections to "ASI and its Subsidiaries" will be changed to a reference to "ASI and ASII and their respective Subsidiaries").

                   (b) Each reference to "ASI" (other than any such reference referred to in Section 1.03 of the Credit Agreement added pursuant to paragraph (e) below) will be changed to a reference to "either of ASI or ASII" in the definitions of:

                  Applicable Rate (first reference); Capital Expenditures; Designated Subsidiary; Domestic Subsidiary; Excluded Subsidiary; Foreign Subsidiary; Guarantee; Indebtedness; Intercompany Indebtedness; Intercompany Merger and Transfer Conditions, clause (B),(C) and (D); Investment; LDC Holding Company; Net Cash Proceeds; Non-Material Subsidiary; Pension Plan; Perfection Certificate; Permitted Encumbrances, clauses
                  (v) and (vi); Prepayment Event; Real Property; Reporting Divisions; Restricted Junior Payment and Subsidiary and in Sections 3.01; 3.04(a)(clause E only); 3.08(e); 3.09 (second reference); 3.13; 3.19; 3.20 (first reference); 5.01(e);
                  5.01(f); 5.01(g); 5.01(h); 5.11(a)(i); 5.11(b)(ii) (other than the first reference); Article VI, paragraph A, second reference only; 6.01; 6.02(a); 6.03(f), (i), (j), (n), 6.04
                  (d),   (e),   (g),  (h),  (l),  (n),  (o)  through  (s),  (u);
                  6.05(b),(c) (second  reference),  (f), (g), (l), (m); 6.07(c);
                  6.08(a),  (e), (i), (f) and the two sentences following clause
                  (h); 6.09 lead-in; last sentence of 6.10 (first reference); 6.13; 6.14; 6.15; 6.17; 7.03 (second reference); 7.04 (other than the second reference which will be deemed to be a reference to "ASI and ASII "); Article VII, first two references in final paragraph (i) and 10.10(c) (second and third references).

                  (c) the definition of "EEIG" is hereby amended to read as follows:

                           "EEIG"  shall  mean  Standard   Europe,   a  European
                  Economic Interest Grouping initially organized by French and Italian Subsidiaries of ASI to act as a Borrower hereunder.

                  (d) the definition of "Index Debt" is hereby amended to read as follows:

                           "Index   Debt"   shall  mean  the  senior   unsecured
                  non-credit enhanced (with any guarantee by Holding not deemed to be credit enhancement for this purpose) long-term public indebtedness for borrowed money of ASI.

                  (e) the definition of "Subsidiary" is hereby amended to read as follows:

                           "Subsidiary"   shall  mean,   with   respect  to  any
                  Borrower, any subsidiary of such Borrower. Unless otherwise specified, references to Subsidiaries generally shall be deemed to refer to subsidiaries of ASI and subsidiaries of ASII.

                    (f) the following  definitions  are added in the appropriate alphabetical order in Article I:

                           "ASB"  shall mean  American  Standard  Trane  Brands,
                  Inc., a Delaware corporation and a wholly owned subsidiary of ASINC.

                           "ASINC" shall mean American Standard Incorporated,  a
                  Delaware corporation and a wholly owned subsidiary of ASII.

                           "Fourth  Amendment"  shall mean the Fourth  Amendment
                  dated as of December 22, 1998 to this Agreement.

                    "Reorganization"  shall have the  meaning  assigned  to such term in the Fourth Amendment.

                           "Restricted Group" shall have the meaning assigned to
                  such term in the Fourth Amendment.

                    "Spin-Off"  shall have the meaning  assigned to such term in the Fourth Amendment.

                    (g) Article I of the Credit  Agreement is hereby  amended by adding a new Section 1.03 that reads in its entirety as follows:

                  "SECTION 1.03. Financial Terms Following Reorganization. All references in financial terms or definitions, financial covenants and financial statement delivery requirements to consolidated statements of ASI or consolidated amounts of ASI (or to amounts of ASI and its Subsidiaries or Consolidated Subsidiaries) will be deemed to be references to combined consolidated statements of ASI and ASII or combined consolidated amounts of ASI and ASII, as the case may be; provided that all numbers and financial baskets will remain unchanged as in effect prior to the Spin-Off and will apply in the aggregate to ASI and ASII."

                    (h) Section  6.02(a)(i)(C) of the Credit Agreement is hereby amended to read in its entirety as follows:

                    "(C)  ASI or  any  Subsidiary  may  transfer  assets  to any
               Designated Subsidiary or to ASI; and"

                    (i) Section 6.08(g) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(g) (i) advances made or cash dividends paid by ASI or ASII to Holding to the extent the amounts received by Holding are paid by Holding to ASII or ASI, respectively, within 5 Business Days of its receipt thereof and (ii) advances made or cash dividends paid to Holding which advances or dividends are used to exercise rights or to satisfy liabilities or pay expenses of Holding incurred in compliance with Article VI.B, including any payments due under agreements and arrangements permitted by Article VI.B, taxes, liabilities incurred in connection with the registration or issuance of its capital stock or compliance with reporting obligations arising therefrom, or customary indemnification obligations to officers and directors; and

                    (j) The following new Section 6.18 is hereby inserted at the end of Article VI of the Credit Agreement:

                  "SECTION 6.18. Restricted Group. Holding covenants and agrees that it shall cause each member of the Restricted Group (a) to engage only in those activities in which such member was engaged immediately prior to the Spin-Off; provided, that such member may also serve as a holding company for Foreign Subsidiaries engaged in businesses not inconsistent with Section 6.1, (b) to continue at all times to be at least a direct Designated Subsidiary of ASII with the remaining capital stock owned by another Designated Subsidiary and (c) not to incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness outstanding on the date of the Fourth Amendment (including the Obligations) and (ii) Indebtedness owed to Holding, ASI or a Domestic Subsidiary of ASI that is evidenced by one or more promissory notes that are pledged as security for the Obligations under a Pledge Agreement in form and substance satisfactory to the Administrative Agent."

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES

                  Each of Holding, ASI and the other Borrowers hereby represents and warrants (but, in the case of representations and warranties relating to Credit Parties and their Subsidiaries, only as to itself and its Subsidiaries, it being understood that Holding and ASI make all representations and warranties as to all parties) to each Lender and the Administrative Agent that this Amendment (a) has been duly authorized, executed and delivered by Holding, ASI and each other Borrower or Credit Party and constitutes the legal, valid and binding obligation of each such person enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity, and (b) will not conflict in any respect material to the rights or interests of the Lenders with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under, or result in a required prepayment of, or (other than as permitted by the Credit Agreement as amended hereby or as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it may be subject.


ARTICLE V.   EFFECTIVENESS

                  SECTION 5.01. Effectiveness of Article II Amendments. The Amendments provided for in Article II of this Fourth Amendment shall become effective on a date (the "Article II Effective Date") when the following conditions precedent shall have been satisfied:

                  (a) the Administrative Agent shall have received, on behalf of the Lenders, an Officer's Certificate of ASI, dated the Article II Effective Date, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement insofar as such conditions precedent relate to ASI and its subsidiaries;

                  (b) all legal matters incidental to this Amendment shall be satisfactory to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent; and

                  (c) the signature lines at the foot of this Amendment shall have been executed by Lenders sufficient to effect this Amendment under the terms of the Credit Agreement; and

                  (d) ASI shall have paid to the Administrative Agent, for the account of each Lender, a non-refundable amendment fee in an amount equal to .20%of such Lender's Total Commitment as of the Article II Effective Date; provided that ASI shall have no liability for any such amendment fee if this Amendment does not become effective. Such amendment fee shall be payable in immediately available funds on the
         Article II Effective Date.

                  SECTION 5.02. Effectiveness of Article III Amendments. The consent provided for in Article III of this Fourth Amendment shall become effective on the date hereof and the amendments provided for in Article III of this Fourth Amendment shall become effective on a date (the "Article III Effective Date") when the following conditions precedent shall have been satisfied:

                  (a) the Administrative Agent shall have received, on behalf of the Lenders, an Officer's Certificate of ASI, dated the Article III Effective Date, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement insofar as such conditions precedent relate to ASI and its subsidiaries;

                  (b) all legal matters incidental to this Amendment shall be satisfactory to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent;

                  (c) the 10-7/8% Senior Notes shall have been redeemed in full;

                  (d) pursuant to Section 5.11 of the Credit Agreement, each of ASINC and ASB shall have executed and delivered to the Administrative Agent a Supplemental Guarantee, substantially in the form of Exhibit H-1 to the Credit Agreement;

                  (e) pursuant to Section 5.11 of the Credit Agreement, each of ASII and ASINC shall have executed and delivered to the Administrative Agent a Supplemental Securities Pledge Agreement pursuant to which (x) ASII shall have granted to the Administrative Agent for the benefit of the Lenders a perfected security interest in the capital stock of ASINC and (y) ASINC shall have granted to the Administrative Agent for the benefit of the Lenders a perfected security interest in the capital stock of ASB, together with undated stock powers;

                  (f) pursuant to Section 6.18 of the Credit Agreement, each member of the Restricted Group shall have executed and delivered to the Administrative Agent a Pledge Agreement in form and substance satisfactory to the Administrative Agent pursuant to which such member shall have granted to the Administrative Agent for the benefit of the Lenders a perfected security interest in any Indebtedness owed to Holding, ASI or a Domestic Subsidiary of ASI, together with a promissory note evidencing such Indebtedness and undated instruments of assignment;

                  (g) the Article II Effective Date shall have occurred;

                  (h) the Spin-Off shall have occurred;

                  (i) Each Guarantor or Pledgor involved in the Reorganization shall have executed and delivered an instrument satisfactory to the Administrative Agent acknowledging the continued effectiveness commencing upon the completion of the Spin-Off and at all times thereafter of all its existing pledges and guarantees of the Obligations, including any future advances under the Credit Documents ; and

                  (j) the Administrative Agent shall have received a legal opinion of Richard A. Kalaher, addressed to the Issuing Banks, the Administrative Agent and the Lenders, as to such matters as the Administrative Agent may reasonably request.


ARTICLE VI.   MISCELLANEOUS

                  SECTION 6.01. Further Assurances Relating to the Reorganization. (a) Holding agrees that promptly upon the consummation of the Spin-Off and pursuant to Section 5.11 of the Credit Agreement, it will grant to the Administrative Agent for the benefit of the Lenders a perfected security interest in the capital stock of ASII pursuant to a Supplemental Securities Pledge Agreement, together with undated stock powers.

                  (b) Each of Holding,  ASII and ASI confirms that,  pursuant to
Section 5.11 of the Credit Agreement, it will, and that it will cause any Subsidiary to, pledge to the Administrative Agent all shares of capital stock of any subsidiary that it did not own prior to the commencement of the Reorganization and that it owns upon completion of the Spin-Off.

                  (c) Each of Holding, ASI and ASII agrees that, from time to time at the request of the Administrative Agent or the Required Lenders, it will promptly deliver a detailed, written report on the status of the Reorganization and take such actions as the Administrative Agent or the Required Lenders may request to perfect or maintain the Liens or maintain the Guarantees contemplated by the Credit Agreement, as amended by the Fourth Amendment.


SECTION 6.02. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6.03. Expenses. ASI shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent. The agreement set forth in this Section 6.02 shall survive the termination of the Credit Agreement.

                    SECTION 6.04. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

                    IN WITNESS  WHEREOF,  the  parties  hereto  have caused this
               Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                           AMERICAN STANDARD COMPANIES INC.,

                         by

                                 Name:
                                 Title:

                           AMERICAN STANDARD INC.,

                        by

                                  Name:
                                  Title:


                           AMERICAN STANDARD CREDIT INC.,

                        by

                                  Name:
                                  Title:

                                      WABCO STANDARD GMBH,

                        by

                                  Name:
                                  Title:

                                      AMERICAN STANDARD (UK) CO.,

                         by

                                  Name:
                                  Title:

                                      STANDARD EUROPE, a European Economic
                                        Interest Grouping,

                                      by

                                  Name:
                                  Title:

                                      WABCO STANDARD TRANE INC.,

                         by

                                  Name:
                                  Title:

                                           WABCO STANDARD TRANE B.V.,

                         by

                                       Name:
                                       Title:

                                THE CHASE MANHATTAN BANK, individually and as Administrative Agent,

                          by

                                         Name:
                                         Title:

                                CITIBANK, N.A., individually and as
                                                         Documentation Agent,

                            by

                                          Name:
                                          Title:

                                THE BANK OF NOVA SCOTIA, individually and as
                                Co-Syndication Agent,

                          by

                                        Name:
                                        Title:

                                BANK OF AMERICA NT & SA, individually and as
                                Co-Syndication Agent,

                          by

                                        Name:
                                        Title:

                                BANKERS TRUST COMPANY,

                          by

                                       Name:
                                       Title:


                                NATIONSBANK, N.A., individually and as
                                 Co-Syndication Agent,

                         by

                                       Name:
                                       Title:

DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH,

  by

Name:
Title:

  by

Name:
Title:

THE BANK OF NEW YORK,

  by

Name:
Title:

BANQUE PARIBAS,

  by

Name:
Title:

  by

Name:
Title:

CIBC INC.,

  by

Name:
Title:


CIBC WOOD GUNDY plc,

  by

Name:
Title:

COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE,

  by

Name:
Title:

  by

Name:
Title:

CREDIT LYONNAIS NEW YORK BRANCH,

  by

Name:
Title:
THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY,

  by

Name:
Title:

THE LONG TERM CREDIT BANK OF JAPAN, LIMITED,

  by

Name:
Title:

THE SANWA BANK LIMITED, NEW YORK BRANCH,

  by

Name:
Title:

THE SUMITOMO BANK, LTD.,

  by

Name:
Title:

THE TORONTO-DOMINION BANK,

  by

Name:
Title:

ABN AMRO BANK N.V., NEW YORK BRANCH,

  by

Name:
Title:

  by

Name:
Title:

ALLIED IRISH BANK plc, CAYMAN ISLANDS BRANCH,

  by

Name:
Title:

  by

Name:
Title:

ARAB BANKING CORPORATION,

  by

Name:
Title:

BANCA COMMERCIALE ITALIANA, NEW YORK BRANCH,

  by

Name:
Title:

  by

Name:
Title:

BANK OF MONTREAL,

  by

Name:
Title:

BANK OF SCOTLAND,

  by

Name:
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH,

  by

Name:
Title:

CREDIT AGRICOLE,

  by

Name:
Title:

UNICREDITO ITALIANO, SpA,

  by

Name:
Title:

  by

Name:
Title:

FLEET NATIONAL BANK,

  by

Name:
Title:

LLOYDS BANK, PLC,

  by

Name:
Title:

  by

Name:
Title:

MERITA BANK LTD.,

  by

Name:
Title:

  by

Name:
Title:

NATIONAL CITY BANK,

  by

Name:
Title:

THE ROYAL BANK OF SCOTLAND plc,

  by

Name:
Title:

THE SAKURA BANK, LIMITED,

  by

Name:
Title:

SOCIETE GENERALE, NEW YORK BRANCH,

  by

Name:
Title:

COMERICA BANK,

  by

Name:
Title:

ERSTE BANK,

  by

Name:
Title:

FIRST UNION NATIONAL BANK,

  by

Name:
Title:

STANDARD CHARTERED BANK,

  by

Name:
Title:

  by

Name:
Title:

THE SUMITOMO TRUST AND BANKING CO., LTD., NEW YORK BRANCH,

  by

Name:
Title:

THE TOKAI BANK, LIMITED, NEW YORK BRANCH,

  by

Name:
Title:

UNITED STATES NATIONAL BANK OF OREGON,

  by

Name:
Title:

UNION BANK OF CALIFORNIA, N.A.,

  by

Name:
Title:

BAYERISCHE HYPO -- und VEREINSBANK AG, New York Branch,

 by

Name:
Title:

DAI-ICHI KANGYO BANK, LIMITED,

 by

Name:
Title:


FUJI BANK LIMITED,

 by

Name:
Title:

TOYO TRUST & BANKING CO., LTD.,

 by

Name:
Title:

NATEXIS BANQUE BFCE,

 by

Name:
Title:

MARINE MIDLAND BANK, N.A.

 by

Name:
Title:


Accepted and Acknowledged as of the date first above written:

AMERICAN STANDARD INTERNATIONAL, INC.,

 by

    Name:
    Title:

STANDARD SANITARY
 MANUFACTURING COMPANY,

 by

    Name:
    Title:

THE TRANE COMPANY,

 by

    Name:
    Title:

TRANE EXPORT INC.,

 by

    Name:
    Title:

TRANE WABCO COMPANY,

 by

    Name:
    Title:

WABCO STANDARD TRANE
  HOLDINGS INC.,

 by

    Name:
    Title: